Exhibit 8.1

Subsidiaries of the Registrant

The following are the subsidiaries of the Registrant:

#	Entity	Principal activities	Functional currency	Country
1	Nu 1-B, LLC (“Nu 1-B”)	Holding Company	US$	USA
2	Nu 2-B, LLC (“Nu 2-B”)	Holding Company	US$	USA
3	Nu 3-B, LLC (“Nu 3-B”)	Holding Company	US$	USA
4	Nu 1-A, LLC (“Nu 1-A”)	Holding Company	US$	USA
5	Nu 2-A, LLC (“Nu 2-A”)	Holding Company	US$	USA
6	Nu 3-A, LLC (“Nu 3-A”)	Holding Company	US$	USA
7	Nu Payments, LLC (“Nu Payments”)	Holding Company	US$	USA
8	Nu MX LLC (“Nu MX”)	Holding Company	US$	USA
9	Nu Cayman Ltd (“Nu Cayman”)	Investment company	US$	Cayman
10	Nu Finanztechnologie GmbH (“Nu Finanz”)	Technology E-Hub	EUR	Germany
11	Nu BN México, S.A. de CV (“Nu México”)	Multiple purpose financial company	MXN	Mexico
12	Nu BN Servicios México, S.A. de CV (“Nu Servicios”)	Credit card operations	MXN	Mexico
13	Nu BN Tecnologia, S.A de CV (“Nu Tecnologia”)	Computer consulting service	MXN	Mexico
14	Nu Colombia S.A. (“Nu Colombia”)	Credit card operations	COP	Colombia
15	Nu Colombia Compañía de Financiamiento S.A.	Loan operations and prepaid account	COP	Colombia
16	Nu Argentina S.A. (“Nu Argentina”)	Talent E-Hub	ARS	Argentina
17	Nu North America, Inc. (“Former Cognitect”)	Technology E-Hub	US$	USA
18	Internet – Fundo de Investimento em Participações Multiestratégia (“Internet FIP”)	Investment company	BRL	Brazil
19	Nu Pagamentos S.A. – Instituição de Pagamentos (“Nu Pagamentos”)	Credit card and prepaid account operations	BRL	Brazil
20	Nu Financeira S.A. – SCFI (“Nu Financeira”)	Loan operations	BRL	Brazil
21	Nu Asset Management Ltda. (“Nu Asset”) – former “Nu Investimentos”	Fund manager	BRL	Brazil
22	Nu Distribuidora de Títulos e Valores Mobiliários Ltda. (“Nu DTVM”)	Securities distribution	BRL	Brazil
23	Nu Canais Ltda. (former “Nu Produtos”)	Insurance commission	BRL	Brazil
24	Nu Invest Corretora de Valores S.A (“Nu Invest”) former “Easynvest TCV”	Investment platform	BRL	Brazil
25	Nu Corretora de Seguros Ltda. (“Nu Corretora de Seguros”) – former “Easynvest Corretora”	Insurance commission	BRL	Brazil
26	Easynvest Gestão de Recursos Ltda. (“Easynvest Gestão”)	Fund manager	BRL	Brazil
27	Vérios Gestão de Recursos S.A. (“Vérios”)	Fund manager	BRL	Brazil
28	NuCommerce Ltda. (“Nu Plataformas”)	Services platform	BRL	Brazil
29	Nu Tecnologia S.A (“Nu Tecnologia”)	Multiple purpose financial company	UYU	Uruguay
30	Nu México Financiera, S.A. de C.V., S.F.P. - former(“Akala”)	Multiple purpose financial company	MXN	Mexico
31	Nuplat S.A. ("Nuplat")	Talent E-Hub	UYU	Uruguay
32	NuPay for Business Instituição de Pagamento Ltda. ("NuPay") - former Spin Pay	Payment Hub	BRL	Brazil
33	Olivia AI, Inc ("Olivia Inc")	Services platform	US$	USA
34	Olivia AI do Brasil Participações Ltda. ("Olivia Participações")	Services platform	BRL	Brazil
35	Olivia AI do Brasil - Instituição de Pagamento Ltda. ("Olivia IP")	Services platform	BRL	Brazil
36	Nu Crypto Ltda. ("Nu Crypto")	Crypto services	BRL	Brazil
37	Nu Brasil Tecnologia Ltda.	Information Technology Activities	BRL	Brazil
38	Nu Brasil Serviços Ltda.	Administrative Services	BRL	Brazil